TRUEBLUE REPORTS FIRST QUARTER 2019 RESULTS

TACOMA, WASH. - Apr. 29, 2019 -- TrueBlue (NYSE:TBI) today announced its first quarter results for 2019.

First quarter revenue was $552 million, roughly flat compared to revenue of $554 million in the first quarter of 2018. Net income per diluted share was $0.21, a decrease of 5 percent, compared to $0.22 in the first quarter of 2018. Adjusted net income1 per diluted share was $0.27, a decrease of 13 percent, compared to $0.31 in the first quarter of 2018.

“Our revenue trend improved from the prior quarter despite challenging weather conditions, and bottom line results exceeded our expectation,” said Patrick Beharelle, CEO of TrueBlue. “PeopleReady delivered its fourth consecutive quarter of revenue growth and our focus on reducing cost of services produced our thirteenth consecutive quarter of consolidated gross margin expansion.

“We see a favorable market for human capital services and are pleased with both the progress and opportunity associated with our strategies,” Mr. Beharelle continued. “Our JobStackTM and AffinixTM technologies are leading our business into a digital future. JobStack dispatches continue to increase and we are accelerating our deployment of Affinix. We remain focused on organic growth, disciplined cost management, and returning capital to shareholders.”

2019 Outlook

TrueBlue estimates revenue for the second quarter of 2019 will range from $606 million to $623 million. The company also estimates net income per diluted share will range from $0.39 to $0.46 and adjusted net income per diluted share will range from $0.55 to $0.62.

Management will discuss first quarter 2019 results on a webcast at 2 p.m. PDT (5 p.m. EDT), today, Monday, Apr 29, 2019. The webcast can be accessed on TrueBlue’s website: www.trueblue.com.

About TrueBlue

TrueBlue (NYSE: TBI) is a leading provider of specialized workforce solutions that help clients achieve business growth and improve productivity. In 2018, we connected approximately 730,000 people with work. Our PeopleReady segment offers industrial staffing services, PeopleManagement offers contingent and productivity-based on-site industrial staffing services, and PeopleScout offers recruitment process outsourcing (RPO) and managed service provider (MSP) solutions to a wide variety of industries. Learn more at www.trueblue.com.

1 See the financial statements accompanying the release and the company’s website for more information on non-GAAP terms.

Forward-looking statements

This document contains forward-looking statements relating to our plans and expectations, all of which are subject to risks and uncertainties. Such statements are based on management’s expectations and assumptions as of the date of this release and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements including: (1) national and global economic conditions, (2) our ability to attract and retain clients, (3) our ability to attract sufficient qualified candidates and employees to meet the needs of our clients, (4) our ability to maintain profit margins, (5) new laws and regulations that could affect our operations or financial results, (6) our ability to successfully complete and integrate acquisitions, (7) our ability to successfully execute on business strategies to further digitize our business model, and (8) any reduction or change in tax credits we utilize, including the Work Opportunity Tax Credit. Other information regarding factors that could affect our results is included in our Securities Exchange Commission (SEC) filings, including the company's most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our website at www.trueblue.com under the Investor Relations section or the SEC's website at www.sec.gov. We assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Any other reference to future financial estimates are included for informational purposes only and subject to risk factors discussed in our most recent filings with the SEC.
In addition, we use several non-GAAP financial measures when presenting our financial results in this document. Please refer to the reconciliations between our GAAP and non-GAAP financial measures in the appendix to this document and on our website at www.trueblue.com under the Investor Relations section for additional information on both current and historical periods. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Contact:
Derrek Gafford, Executive Vice President and CFO
253-680-8214

TRUEBLUE, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	13 Weeks Ended
(in thousands, except per share data)	Mar 31, 2019	Apr 1, 2018
Revenue from services	$552,352	$554,388
Cost of services	403,976	411,120
Gross profit	148,376	143,268
Selling, general and administrative expense	129,661	125,763
Depreciation and amortization	9,952	10,090
Income from operations	8,763	7,415
Interest and other income (expense), net	553	2,204
Income before tax expense	9,316	9,619
Income tax expense	1,040	864
Net income	$8,276	$8,755

Net income per common share:
Basic	$0.21	$0.22
Diluted	$0.21	$0.22

Weighted average shares outstanding:
Basic	39,366	40,443
Diluted	39,735	40,694

TRUEBLUE, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	Mar 31, 2019	Dec 30, 2018
ASSETS
Cash and cash equivalents	$26,328	$46,988
Accounts receivable, net	327,038	355,373
Other current assets	32,620	27,466
Total current assets	385,986	429,827
Property and equipment, net	57,898	57,671
Restricted cash and investments	229,743	235,443
Goodwill and intangible assets, net	324,547	328,695
Operating lease right-of-use assets	38,717	—
Other assets, net	63,125	63,208
Total assets	$1,100,016	$1,114,844

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$215,321	$225,526
Long-term debt, less current portion	42,200	80,000
Operating lease long-term liabilities	26,723	—
Other long-term liabilities	217,485	217,879
Total liabilities	501,729	523,405
Shareholders’ equity	598,287	591,439
Total liabilities and shareholders’ equity	$1,100,016	$1,114,844

TRUEBLUE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	13 Weeks Ended
(in thousands)	Mar 31, 2019	Apr 1, 2018
Cash flows from operating activities:
Net income	$8,276	$8,755
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,952	10,090
Provision for doubtful accounts	1,778	2,209
Stock-based compensation	3,606	3,409
Deferred income taxes	3,209	1,370
Non-cash lease expense	3,565	—
Other operating activities	(1,841)	(572)
Changes in operating assets and liabilities:
Accounts receivable	26,558	42,679
Income tax receivable	(3,645)	(2,842)
Other assets	(5,274)	(1,964)
Accounts payable and other accrued expenses	(9,878)	(5,232)
Accrued wages and benefits	(10,266)	(10,125)
Workers’ compensation claims reserve	(4,380)	(4,579)
Operating lease liabilities	(3,414)	—
Other liabilities	3,268	1,637
Net cash provided by operating activities	21,514	44,835
Cash flows from investing activities:
Capital expenditures	(5,862)	(1,911)
Divestiture of business	—	8,500
Purchases of restricted investments	(3,070)	(3,299)
Maturities of restricted investments	10,337	6,417
Net cash provided by investing activities	1,405	9,707
Cash flows from financing activities:
Purchases and retirement of common stock	(5,303)	—
Net proceeds from employee stock purchase plans	380	395
Common stock repurchases for taxes upon vesting of restricted stock	(1,438)	(2,086)
Net change in revolving credit facility	(37,800)	(46,301)
Payments on debt	—	(567)
Other	(69)	—
Net cash used in financing activities	(44,230)	(48,559)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	314	(760)
Net change in cash, cash equivalents, and restricted cash	(20,997)	5,223
Cash, cash equivalents and restricted cash, beginning of period	102,450	73,831
Cash, cash equivalents and restricted cash, end of period	$81,453	$79,054

TRUEBLUE, INC.
SEGMENT DATA
(Unaudited)

	13 Weeks Ended
(in thousands)	Mar 31, 2019	Apr 1, 2018
Revenue from services:
PeopleReady	$326,868	$316,835
PeopleManagement	158,044	183,892
PeopleScout	67,440	53,661
Total company	$552,352	$554,388

Segment profit (1):
PeopleReady	$11,470	$9,525
PeopleManagement	2,306	5,649
PeopleScout	10,427	11,905
	24,203	27,079
Corporate unallocated expense	(7,277)	(7,664)
Total company Adjusted EBITDA (2)	16,926	19,415
Work Opportunity Tax Credit processing fees (3)	(240)	(195)
Acquisition/integration costs (4)	(577)	—
Other adjustments (5)	2,606	(1,715)
EBITDA (2)	18,715	17,505
Depreciation and amortization	(9,952)	(10,090)
Interest and other income (expense), net	553	2,204
Income before tax expense	9,316	9,619
Income tax expense	(1,040)	(864)
Net income	$8,276	$8,755

(1)
We evaluate performance based on segment revenue and segment profit. Segment profit includes revenue, related cost of services, and ongoing operating expenses directly attributable to the reportable segment. Segment profit excludes goodwill and intangible impairment charges, depreciation and amortization expense, unallocated corporate general and administrative expense, interest, other income and expense, income taxes, and costs not considered to be ongoing costs of the segment.

(2)	See the Non-GAAP Financial Measures table on the next page for definitions of EBITDA and Adjusted EBITDA.

(3)
These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates.

(4)	Acquisition/integration costs relate to the acquisition of TMP Holdings LTD completed on June 12, 2018.

(5)
Other adjustments for the periods presented include implementation costs for cloud-based systems. For the 13 weeks ended March 31, 2019, other adjustments also include amortization of software as a service assets, which is reported in selling, general and administrative expense, these costs are offset by $3.9 million of workers’ compensation benefit related to additional insurance coverage associated with former workers’ compensation carriers that are in liquidation.

TRUEBLUE, INC.
NON-GAAP FINANCIAL MEASURES AND NON-GAAP RECONCILIATIONS

In addition to financial measures presented in accordance with U.S. GAAP, we monitor certain non-GAAP key financial measures. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Non-GAAP Measure	Definition	Purpose of Adjusted Measures
EBITDA and Adjusted EBITDA
EBITDA excludes from net income:
- interest and other income (expense), net,
- income taxes, and
- depreciation and amortization.

Adjusted EBITDA, further excludes:
- Work Opportunity Tax Credit third-party processing fees,
- acquisition/integration costs and
- other adjustments.

- Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

- Used by management to assess performance and effectiveness of our business strategies.

- Provides a measure, among others, used in the determination of incentive compensation for management.

Adjusted net income and Adjusted net income, per diluted share
Net income and net income per diluted share, excluding:
- gain on divestiture,
- amortization of intangibles of acquired businesses,
- acquisition/integration costs,
- other adjustments,
- tax effect of each adjustment to U.S. GAAP net income, and
- adjust income taxes to the expected effective tax rate.

- Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

- Used by management to assess performance and effectiveness of our business strategies.

Organic revenue	Revenue from services excluding acquired entity revenue.
- Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

- Used by management to assess performance and effectiveness of our business strategies.

Free cash flow	Net cash provided by operating activities, minus cash purchases for property and equipment.	- Used by management to assess cash flows.

1.	RECONCILIATION OF U.S. GAAP NET INCOME TO ADJUSTED NET INCOME AND ADJUSTED NET INCOME, PER DILUTED SHARE
(Unaudited)

	Q1 2019	Q1 2018	Q2 2019 Outlook*
	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended
(in thousands, except for per share data)	Mar 31, 2019	Apr 1, 2018	Jun 30, 2019
Net income	$8,276	$8,755	$ 15,500 — $ 18,100
Gain on divestiture (1)	—	(1,393)	—
Amortization of intangible assets of acquired businesses (2)	5,081	5,221	5,000
Acquisition/integration costs (3)	577	—	800
Other adjustments (4)	(2,606)	1,715	1,600
Tax effect of adjustments to net income (5)	(427)	(887)	(1,000)
Adjustment of income taxes to normalized effective rate (6)	(264)	(675)	—
Adjusted net income	$10,637	$12,736	$ 21,800 — $ 24,400

Adjusted net income, per diluted share	$0.27	$0.31	$ 0.55 — $ 0.62

Diluted weighted average shares outstanding	39,735	40,694	39,500
*Totals may not sum due to rounding

2.	RECONCILIATION OF U.S. GAAP NET INCOME TO EBITDA AND ADJUSTED EBITDA
(Unaudited)

	Q1 2019	Q1 2018	Q2 2019 Outlook*
	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended
(in thousands)	Mar 31, 2019	Apr 1, 2018	Jun 30, 2019
Net income	$8,276	$8,755	$ 15,500 — $ 18,100
Income tax expense	1,040	864	2,500 — 2,900
Interest and other (income) expense, net	(553)	(2,204)	(400)
Depreciation and amortization	9,952	10,090	9,800
EBITDA	18,715	17,505	27,500 — 30,500
Work Opportunity Tax Credit processing fees (7)	240	195	200
Acquisition/integration costs (3)	577	—	800
Other adjustments (4)	(2,606)	1,715	1,600
Adjusted EBITDA	$16,926	$19,415	$ 30,000 — $ 33,000
* Totals may not sum due to rounding

3.	RECONCILIATION OF U.S. GAAP REVENUE TO ORGANIC REVENUE
(Unaudited)

	Total company		PeopleScout
	Q1 2019	Q1 2018	Q1 2019	Q1 2018
	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended
(in thousands)	Mar 31, 2019	Apr 1, 2018	Mar 31, 2019	Apr 1, 2018
Revenue from services	$552,352	$554,388	$67,440	$53,661
Acquired entity revenue (3)	(14,289)	—	(14,289)	—
Organic revenue	538,063	554,388	53,151	53,661

4.	RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOWS
(Unaudited)

	Q1 2019	2018	2017	2016
	13 Weeks Ended	52 Weeks Ended	52 Weeks Ended	53 Weeks Ended
(in thousands)	Mar 31, 2019	Dec 30, 2018	Dec 31, 2017	Jan 1, 2017
Net cash provided by operating activities	$21,514	$125,692	$100,134	$260,703
Capital expenditures	(5,862)	(17,054)	(21,958)	(29,042)
Free cash flows	$15,652	$108,638	$78,176	$231,661

(1)	Gain on the divestiture of our PlaneTechs business sold mid-March 2018.

(2)	Amortization of intangible assets of acquired businesses.

(3)	Acquisition/integration costs and acquired entity revenue relate to the acquisition of TMP Holdings LTD completed on June 12, 2018.

(4)
Other adjustments for the periods presented include implementation costs for cloud-based systems. For the 13 weeks ended March 31, 2019 and June 30, 2019, other adjustments also include amortization of software as a service assets, which is reported in selling, general and administrative expense. For the 13 weeks ended March 31, 2019, these costs are offset by $3.9 million of workers’ compensation benefit related to additional insurance coverage associated with former workers’ compensation carriers that are in liquidation.

(5)	Total tax effect of each of the adjustments to U.S. GAAP net income using the expected ongoing rate of 14 percent for 2019 and 16 percent for 2018.

(6)	Adjustment of the effective income tax rate to the expected ongoing rate of 14 percent for 2019 and 16 percent for 2018.

(7)
These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates.